SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2005

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On March 17, 2005, WesBanco, Inc., ("WesBanco") completed a private placement of an aggregate amount of $15.0 million in trust preferred securities, through a newly formed Delaware trust affiliate, WesBanco Capital Trust VI ("Trust VI"), as part of a pooled transaction. See Item 2.03 below.
In connection with the issuance of the trust preferred securities, WesBanco entered into the following material definitive agreements on March 17, 2005, which are filed as exhibits to this Report and are incorporated herein by reference:

a)	Indenture by and between WesBanco, Inc., as Issuer and Wilmington Trust Company as Trustee.
b)
Amended and Restated Declaration of Trust by and among WesBanco, Inc. as Sponsor, certain administrators, Wilmington Trust Company, as Delaware Trustee and Wilmington Trust Company, as Institutional Trustee.

c)	Guarantee Agreement by and between WesBanco, Inc. as Guarantor and Wilmington Trust Company as Guarantee Trustee.

A press release dated March 17, 2005, is filed as exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On March 17, 2005, WesBanco, Inc. formed a wholly-owned trust subsidiary, WesBanco Capital Trust VI, under the laws of Delaware, by issuing $15.0 million in Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due March 17, 2035, to a statutory trust which issued 15,000 shares of trust preferred securities with a total liquidation value of $15.0 million, based upon the debentures and a guarantee from WesBanco. In connection with the issuance of the trust preferred securities, Trust VI issued 464 shares of common securities to WesBanco with a liquidation value of $0.5 million. The trust preferred securities were issued and sold in a private placement offering, as part of a pooled transaction.
As part of this transaction, WesBanco issued an aggregate principal amount of $15.5 million in fixed rate/floating rate junior subordinated deferrable interest debentures to Trust VI, interest is payable quarterly at an initial rate of 6.37% for the first five years ("no call period"), resetting quarterly beginning on March 17, 2010 at a rate equal to the 3-month London Interbank Rate ("LIBOR") plus 1.77%. The first interest payment due is in June 2005.
The debentures may be redeemed at par anytime commencing in March 2010. The debentures and trust preferred securities provide that WesBanco has the right to elect to defer the payment of interest on the debentures and trust preferred securities for up to an aggregate of 20 quarterly periods. However, if WesBanco should defer the payment of interest or default on the payment of interest on the debentures, it may not declare or pay any dividends on its common stock during any such period.
The private placement was limited to a single institutional investor, which qualifies as an "accredited investor" as defined in Rule 501(a) of Regulation D. The issuance of the debentures and the related trust preferred securities were exempt from registration under the Securities Act of 1933, as amended.
The proceeds received from the issuance of the trust preferred securities will be used for general corporate purposes, which may include, among other things, share repurchases, potential acquisitions, dividend reinvestments and employee benefit plans.
A press release dated March 17, 2005, is filed as exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 8.01 OTHER INFORMATION
On March 17, 2005, WesBanco announced the adoption of a new stock repurchase plan, effective immediately, to begin repurchasing up to an additional one million shares of WesBanco common stock representing approximately 4.4% of outstanding shares on the open market. The timing, price and quantity of purchases will be at the discretion of the corporation and the program may be discontinued or suspended at any time.
The shares would be available for general corporate purposes, which may include future acquisitions, the shareholder dividend reinvestment plan and employee benefit plans. The current one million share stock repurchase program approved by the Board of Director’s on April 17, 2003 is nearing completion, with 420,000 shares repurchased since December 31, 2004 and approximately 96,000 shares remaining under the 2003 authorization.
A press release dated March 17, 2005, is filed as exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
a)	Not Applicable
b)	Not Applicable
c)	Exhibits - the following exhibits are included with this report

Exhibit No.	Description
4.1	Indenture by and between WesBanco, Inc., as Issuer and Wilmington Trust Company as Trustee.

10.1
Amended and Restated Declaration of Trust by and among WesBanco, Inc. as Sponsor, certain administrators, Wilmington Trust Company, as Delaware Trustee and Wilmington Trust Company, as Institutional Trustee.

10.2	Form of Capital Security Certificate of WesBanco Capital Trust VI (included as an exhibit to Exhibit 10.1).

10.3	Form of Common Security Certificate of WesBanco Capital Trust VI (included as an exhibit to Exhibit 10.1).

10.4	Guarantee Agreement by and between WesBanco, Inc. as Guarantor and Wilmington Trust Company as Guarantee Trustee.

99.1	Press release dated March 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

March 18, 2005	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer